Exhibit 99.1

RAINMAKER REPORTS SECOND QUARTER 2008 REVENUE OF $17.8 MILLION

Q208 Revenue Excluding Dell of $17.1 Million, up 33% Year-over-Year and 11% Sequentially

Campbell, Calif., July 31, 2008 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today reported financial results for the second quarter ended June 30, 2008.

Second Quarter Financial Highlights:

•	Revenue excluding Dell of $17.1 million, up 33% year-over-year and 11% sequentially

•	Contract sales up 17% sequentially

Rainmaker achieved second quarter net revenue of $17.8 million, compared to net revenue of $18.0 million in the second quarter of 2007 and $20.6 million in the first quarter of 2008. Excluding Dell, second quarter revenue was $17.1 million, a 33% increase over revenue excluding Dell of $12.8 million for the second quarter of 2007 and an 11% sequential increase over revenue excluding Dell of $15.4 in the first quarter of 2008.

Gross margin was 42% in the second quarter of 2008, compared to 48% in the second quarter of 2007, and 49% in the first quarter of 2008.

GAAP net loss for the second quarter of 2008 was $3.9 million, or a loss of $0.20 per share, compared to GAAP net income of $570,000, or $0.03 per diluted share, for the second quarter of 2007, and GAAP net loss of $277,000, or a loss of $0.01 per share, in the first quarter of 2008.

Non-GAAP net loss for the second quarter of 2008 was $2.2 million, or a loss of $0.11 per share. Non-GAAP net loss excludes stock based compensation of $620,000, amortization of intangible assets from acquisitions of $823,000 and $303,000 in non-cash expense related to the closure of our Oakland, California office. This compares to non-GAAP net income of $1.5 million, or $0.08 per diluted share, for the second quarter of 2007, and non-GAAP net income of $995,000, or $0.05 per diluted share, in the first quarter of 2008.

Tax expense in the second quarter was $114,000, reflecting franchise tax for the state of Texas and foreign tax for Rainmaker subsidiaries.

Second quarter 2008 basic EPS results are based on 19.4 million weighted average shares outstanding and exclude options, warrants and unvested restricted share awards which are anti-dilutive.

Total shares outstanding at June 30, 2008 were approximately 20.5 million common shares, which includes approximately 1.1 million unvested restricted shares. In addition, Rainmaker had 2.8 million unexercised options and warrants with a weighted average exercise price of approximately $4.69 per share.

Total cash and cash equivalents at June 30, 2008 were $24.5 million, compared with $33.6 million at March 31, 2008, with working capital at $22.6 million, compared to $25.5 at March 31, 2008. Total debt at June 30, 2008 was $1.3 million, or about 2% of total equity.

Recent Business Highlights

•	Global security and infrastructure software client signed two year extension of contract sales agreement

•	Selected by Global IT Management software client for year-long lead development program

•	Fortune 50 global software client renewed agreement for contract sales

•	Global enterprise data solutions provider extended lead development pilot program to year-long contract

•	Added leading telecommunications company as new client for lead development

•	Added large national retail pharmacy chain as new client for lead development

•	Added leading provider of training for the public sector as new client for training sales

•	Added nationwide grant management training company as new client for training sales

•	Launched Partner Portal 3.0 next generation reseller portal solution for contract sales

•	Strengthened management team with two appointments: Head of Products and Chief Marketing Officer

Rainmaker CEO Michael Silton commented: “We are pleased to see that our many new contract sales programs are delivering revenue, contributing to the strong growth in overall revenue generated in the second quarter. We also welcomed several new clients during the quarter. During this period, we are investing in our business to capitalize on the longer-term opportunities we see in the marketplace, while aligning our cost structure to return to profitability.”

Financial Guidance

Rainmaker is reaffirming its previously stated fiscal year 2008 revenue guidance of $68 million to $72 million.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2008 second quarter results. Those wishing to participate in the live call should dial (800) 240-7305 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11116584 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net income and adjusted net income per share, which are referred to as non-GAAP net income and non-GAAP net income per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net income, non-GAAP net income per share and EBITDA exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net (loss)/income consists of net (loss)/income including an adjustment intended to reflect the full amount of revenue on assumed contracts in connection with acquisitions and excluding equity plan-related compensation expenses, amortization of purchased intangible assets and the impact recorded in the quarter related to closing of our Oakland office. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net (loss)/income is adjusted by the amount of additional taxes that Rainmaker would accrue using an annualized effective tax rate applied to the non-GAAP results. Stock compensation adjustments were $620,000 for the three months ended June 30, 2008 and related to option award and restricted stock awards granted since the adoption of FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $823,000 for the three months ended June 30, 2008 and related primarily to the prior acquisitions of Sunset Direct, Launch Project, Metrics Corp, ViewCentral, CAS Systems and Qinteraction. Oakland facility closure costs were $303,000 for the three months ended June 30, 2008 and related primarily to accrual of the fair value of the remaining lease payments less estimated sub-lease rentals and the write off of the net book value of the remaining furniture, fixtures and equipment at this location. The tax effect of these adjustments was $0 for the three months ended June 30, 2008. See Exhibit A for a reconciliation of GAAP net (loss)/income to non-GAAP net (loss)/income.

Second quarter 2008 EBITDA was negative $2.0 million. EBITDA consists of net (loss)/income excluding interest income or expense, income taxes, depreciation and amortization. Interest and other income was $186,000 for the three months ended June 30, 2008 and related primarily to interest earned on cash deposits offset by interest expense on term loans. Provision for income taxes was $114,000 for the three months ended June 30, 2008. Non-cash charges for depreciation of property and equipment was $1,126,000 for the three months ended June 30, 2008. Non-cash charges for amortization of acquisition related intangibles were $823,000 for the three months ended June 30, 2008 and related primarily to our prior business acquisitions. See Exhibit B for a reconciliation of GAAP net (loss)/income to EBITDA.

Non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net

(loss)/income, non-GAAP net (loss)/income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery Platform(SM) combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and they assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela Chief Financial Officer Rainmaker Systems, Inc. (408) 626-2439 stevev@rmkr.com	Todd Kehrli or Jim Byers Investor Relations MKR Group, Inc. (323) 468-2300 rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$24,492	$37,407
Restricted cash	366	157
Accounts receivable, less allowance for doubtful accounts of $262 at June 30, 2008 and $285 at December 31, 2007	13,490	20,625
Prepaid expenses and other current assets	3,327	3,622

Total current assets	41,675	61,811
Property and equipment, net	10,703	9,447
Intangible assets, net	5,358	7,049
Goodwill	15,620	14,539
Other noncurrent assets	2,005	2,706

Total assets	$75,361	$95,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,844	$25,466
Accrued compensation and benefits	2,222	2,062
Other accrued liabilities	2,170	3,447
Deferred revenue	3,920	3,541
Current portion of capital lease obligations	226	—
Current portion of notes payable	666	1,083

Total current liabilities	19,048	35,599
Deferred tax liability	229	167
Long term deferred revenue	505	401
Capital lease obligations, less current portion	240	—
Notes payable, less current portion	667	1,333

Total liabilities	20,689	37,500

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,524,125 shares issued and 20,456,570 shares outstanding at June 30, 2008, and 20,359,560 shares issued and 20,325,960 shares outstanding at December 31, 2007	19	19
Additional paid-in capital	117,444	116,391
Accumulated deficit	(62,274)	(58,074)
Accumulated other comprehensive loss	(166)	(51)
Treasury stock, at cost, 67,555 shares at June 30, 2008 and 33,600 shares at December 31, 2007	(351)	(233)

Total stockholders’ equity	54,672	58,052

Total liabilities and stockholders’ equity	$75,361	$95,552

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenue	$17,817	$18,042	$38,419	$34,307
Cost of services	10,422	9,340	21,029	17,668

Gross margin	7,395	8,702	17,390	16,639

Operating expenses:
Sales and marketing	2,183	1,738	4,257	3,428
Technology and development	3,643	2,793	6,895	5,148
General and administrative	3,615	2,662	7,042	4,860
Depreciation and amortization	1,949	1,197	3,702	2,337

Total operating expense	11,390	8,390	21,896	15,773

Operating (loss) income	(3,995)	312	(4,506)	866
Interest and other income, net	186	391	530	520

(Loss) income before income tax expense	(3,809)	703	(3,976)	1,386
Income tax expense	114	133	224	261

Net (loss) income	$(3,923)	$570	$(4,200)	$1,125

Basic (loss) income per share	$(0.20)	$0.03	$(0.22)	$0.07

Diluted (loss) income per share	$(0.20)	$0.03	$(0.22)	$0.06

Weighted average common shares
Basic	19,367	17,401	19,347	16,040

Diluted	19,367	19,074	19,347	17,782

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
Operating activities:
Net (loss) income	$(4,200)	$1,125
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	2,011	1,032
Amortization of intangible assets	1,691	1,305
Stock-based compensation expense	1,024	713
Provision for allowances for doubtful accounts	291	135
Amortization of discount on notes receivable	124	—
Loss on disposal of fixed assets	76	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	6,844	(4,378)
Prepaid expenses and other assets	868	(797)
Accounts payable	(15,618)	3,221
Accrued compensation and benefits	164	5
Other accrued liabilities	(1,136)	257
Deferred tax liability	(80)	55
Deferred revenue	483	(71)

Net cash (used in) provided by operating activities	(7,458)	2,602

Investing activities:
Purchases of property and equipment	(2,801)	(2,126)
Restricted cash, net	(209)	71
Acquisition of business, net of cash acquired	(1,000)	(1,510)

Net cash used in investing activities	(4,010)	(3,565)

Financing activities:
Proceeds from issuance of common stock from option exercises	19	294
Proceeds from issuance of common stock from ESPP	10	46
Proceeds from issuance of common stock from warrant exercises	—	54
Net proceeds from follow-on offering of common stock	—	27,264
Principal payment of notes payable	(1,062)	(750)
Principal payment of capital lease obligations	(253)	(2)
Tax payments in connection with treasury stock surrendered	(118)	—

Net cash (used in) provided by financing activities	(1,404)	26,906

Effect of exchange rate changes on cash	(43)	(137)

Net (decrease) increase in cash and cash equivalents	(12,915)	25,806
Cash and cash equivalents at beginning of period	37,407	21,996

Cash and cash equivalents at end of period	$24,492	$47,802

Supplemental disclosures of cash flow information:
Cash paid for interest	$46	$116

Cash paid for taxes	$276	$41

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of assets under capital lease	$719	$—

Issuance of notes payable for acquisition of assets	$—	$2,000

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP NET (LOSS)/INCOME (1)

(In thousands, except per share)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net (loss)/income - GAAP basis	$(3,923)	$570	$(4,200)	$1,125
Net revenue adjustment (2)	—	56	—	133
Stock compensation adjustments (3):
Cost of services	85	92	12	161
Sales and marketing	61	86	81	146
Technology and development	85	46	167	84
General and administrative	389	175	764	322
Amortization of intangible assets (4)	823	662	1,691	1,305
Oakland facility closure (5)	303	—	303	—
Tax effect of adjustment (6)	—	(211)	—	(404)

Net (loss)/income – Non-GAAP basis	$(2,177)	$1,476	$(1,182)	$2,872

Diluted weighted average shares outstanding	19,367	19,074	19,347	17,782

Non-GAAP diluted net (loss)/income per share	$(0.11)	$0.08	$(0.06)	$0.16

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net (loss)/income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed six acquisitions since January 1, 2005, we believe non-GAAP net (loss)/income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net (loss)/income is not meant to be considered in isolation or as a substitute for GAAP net (loss)/income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded during the three and six months ended June 30, 2007 which are related to our acquisitions of ViewCentral on September 15, 2006 and CAS Systems, Inc on January 25, 2007. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on these types of contracts, although we cannot be sure that customers will renew these contracts.
(3)	Stock-based compensation: We adopted FASB Statement No. 123R, “Share Based Payments”, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. In accordance with the modified prospective method, our financial statements for periods prior to January 1, 2006 have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation expenses will recur in future periods.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net (loss)/income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	During the quarter ended June 30, 2008, we closed our Oakland office and vacated the leased office space. In accordance with FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, and FAS 144, Accounting for the Impairment or Disposal of Long-lived Assets, we recorded a liability for the fair value of the remaining lease payments less the estimated sub-lease rentals of approximately $227,000 and wrote-off the net book value of the remaining furniture, fixtures and equipment at this location of approximately $76,000. This is a charge that represents the facility costs of closing this office.
(6)	The tax effect of adjustments was calculated reflecting an effective tax rate of 0.0% and 18.9% for the three months ended June 30, 2008 and 2007, respectively, and 0.0% and 18.8% in the six months ended June 30, 2008 and 2007, respectively.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET (LOSS)/INCOME TO EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net (loss)/income - GAAP basis	$(3,923)	$570	$(4,200)	$1,125

Add:
Provision for income taxes	114	133	224	261
Depreciation of property and equipment	1,126	535	2,011	1,032
Amortization of acquisition related intangibles	823	662	1,691	1,305
Interest and other (income)/expense	(186)	(391)	(530)	(520)

	1,877	939	3,396	2,078

EBITDA – Non-GAAP basis	$(2,046)	$1,509	$(804)	$3,203

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

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